UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 16, 2009, Griffon Corporation (the “Company”) issued a press release announcing its pricing of $100 million principal amount of its Convertible Subordinated Notes due 2017 (the “notes”) in a private placement solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced that it has granted to the initial purchasers a 30-day option to purchase up to an additional $15 million aggregate principal amount of the notes solely to cover over-allotments.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K (including the information incorporated by reference herein) is neither an offer to sell nor a solicitation of an offer to buy any securities.

The notes and the shares of Griffon common stock issuable upon conversion of the notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Exhibit Title
99.1	Press release dated December 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2009	GRIFFON CORPORATION

	By:	/s/ DOUGLAS J. WETMORE
Name: Douglas J. Wetmore
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Press release dated December 16, 2009